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                                                                   EXHIBIT 23.2

             [Letterhead of Ernst & Young, Chartered Accountants]

                                 10 July 1998

The Directors
WAM!NET Inc.
6100 West 110th Street
Minneapolis
MN 55438

CONSENT OF INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) of WAM!NET, Inc. for the registration of $208,530,000 of its 13 1/4% Senior Discount Notes due 2005 and to the inclusion therein of our report dated May 28, 1998 with respect to the consolidated financial statements of 4-Sight Limited.

Yours faithfully,


/s/ Ernst & Young